Exhibit 10.2

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (the “Severance Agreement”) is made and entered into as of the 26th day of May, 2005, by and between TRACY CULVER CASWELL, an individual resident of the State of Georgia (the “Employee”), and THERAGENICS CORPORATION, a Delaware Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Employee and the Company entered into that certain Amended Employment Agreement dated as of July 6, 2001 (the “Amended Employment Agreement”, at which time Employee was known as Tracy M. Culver), pursuant to which the Company has employed the Employee in the capacity of General Counsel (the “General Counsel Position”); and

WHEREAS, the Employee has resigned from the General Counsel Position, and in connection therewith, the parties desire to set forth herein the terms and conditions pertaining to such resignation and the Severance Period (as hereinafter defined);

NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT:

1)	Resignation; To be Treated as Termination Without Cause Pursuant to the Amended Employment Agreement.

a)
Effective as of May 8, 2005, the Employee has voluntarily and permanently resigned from the General Counsel Position and any other employment with the Company or its subsidiaries. For purposes of this Severance Agreement, the Employee’s resignation shall be treated as a termination without “Cause” (as that term is defined in the Amended Employment Agreement), pursuant to Section 4(b)(iv) of the Amended Employment Agreement.

2)	Payment and Benefits.

a)
Incentive Compensation. Notwithstanding Section 1 hereof and as exclusive consideration for the releases in Section 4(c ) herein, the Employee shall be compensated as if the Employee had been terminated without Cause pursuant to the Amended Employment Agreement. The parties hereby agree that the Employee’s right to salary continuation, long-term incentives, and other compensation is as set forth below:

i)
Employee shall receive a certificate for 2,667 shares of common stock of the Company (the “Shares”), issuable as soon as administratively practicable following December 31, 2005, in payment of the Company’s grant of 5,000 Restricted Stock Rights pursuant to the Company’s Stock Incentive Plan to the Employee on

August 10, 2004, prorated in the proportion of 271 (the number of days elapsed from August 10, 2004 through May 8, the date the Employee resigned from employment with the Company) to 508 (the number of days elapsed from August 10, 2004 through December 31, 2005). Any resulting fractional shares will be disregarded and will not be issued. The Company’s obligation to issue the share certificate will be subject to Exhibit A hereto.

ii)
Employee shall receive a share certificate for a number of shares of common stock of the Company, in payment of the Company’s grant of 5,000 Performance Restricted Stock Rights pursuant to the Company’s Stock Incentive Plan granted to the Employee by the Company on June 21, 2004, payable at the time set forth in, determined in accordance with, and subject to Exhibit B hereto.

iii)
Employee shall receive a share certificate for a number of shares of common stock of the Company, in payment of the Company’s grant of 5,000 Performance Restricted Stock Rights pursuant to the Company’s Stock Incentive Plan granted to the Employee by the Company on February 8, 2005, payable at the time set forth in, determined in accordance with, and subject to Exhibit C hereto.

iv)
Employee has an option to purchase up to 5,000 shares of the Company’s common stock pursuant to the Incentive Stock Option Award granted September 8, 2000 and an option to purchase up to 4,000 shares of the Company’s common stock pursuant to the Incentive Stock Option Award granted December 20, 2002, in each case to the extent permitted by, for the time period allowed, and subject to all the terms and conditions of such Incentive Stock Option Awards.

b)
Salary Continuation. In accordance with Section 4(e) of the Amended Employment Agreement, the Company shall pay to the Employee the equivalent amount of her annual base salary of $180,000 per year for a period of one (1) year after termination of the Employee’s employment with the Company (the “Severance Period”), for a total gross sum of $180,000, subject to normal deductions and withholdings for payroll taxes and any other legally required deductions and withholdings in effect at the time of the payment made hereunder. The Company shall pay the sum of $180,000 (less all required deductions and withholdings determined with respect to this gross amount, and less $19,579.20 in attorneys’ fees and expenses previously incurred by the Employee and paid by the Company) in a lump sum payment to the Employee, made on the Effective Date of this Severance Agreement.

c)
Unused Vacation. On the Effective Date of this Severance Agreement, the Company will pay the Employee for the Employee’s accrued unused vacation time in the total amount of $ 1,517.75 (subject to required deductions and withholdings), in accordance with the Amended Employment Agreement and the Company’s existing policies and procedures concerning unused vacation time. The Employee shall not accrue any additional vacation time during the Severance Period.

d)	No Other Payments or Benefits. The Employee acknowledges and agrees that, other than (1) the payments described specifically in this Severance Agreement, (2) benefits, if any,

 payable under the terms of the Company’s 401(k) Plan, (3) unpaid claims for benefits, if any, that are payable under the terms of the Company’s Group Health Insurance Plans, (4) benefits, if any, payable from the Company's Insured Security Option Plan, and (5) the right to any shares payable to Employee, if any, under the terms of the Company's Employee Stock Purchase Plan, the Employee shall not be entitled to receive any other benefits, payments, bonuses, severance, termination benefits, or compensation of any kind or for any reason, specifically including but not limited to any wages, bonuses, payments, benefits, commission payments, stock options (whether vested or unvested), stock or any other payment or compensation of any kind or from any source. All payments provided for in this Severance Agreement will be reported as taxable wages to the Employee. Nothing in this Severance Agreement shall affect the Employee’s rights to COBRA continuation coverage as to any Company-provided medical, dental or vision plan in which Employee participated during her employment, or Employee’s right to indemnification under the Company’s Certificate of Incorporation (as amended) or the Directors and Officers Indemnification Agreement.

3)	The Amended Employment Agreement.

a)
The terms of the Severance Agreement shall control and shall be deemed to modify, amend or supersede the terms of the Amended Employment Agreement. Except for the rights, duties and obligations reflected in sections 1, 5 through 9, and 11 thereof, which shall continue in full force in accordance with their terms, the Amended Employment Agreement is hereby terminated and replaced by the Severance Agreement.

4)	Release and Covenant Not to Sue

a)	Employee Representations. Employee represents and agrees that she has had a full and adequate opportunity to discuss and consider her claims, if any. Further, Employee represents and agrees that:

i)	This Agreement is written in a manner that Employee understands;
ii)	This Agreement and the promises made in this Agreement by Employee are granted in exchange for consideration which is in addition to anything of value to which she is entitled;

iii)	Employee has been advised to and has had the opportunity to consult with an attorney prior to deciding whether to enter into this Agreement; and

iv)
Employee has no existing claims to any benefits, rights, entitlements or payments from the Company other than those specifically identified in this Severance Agreement, including any claims for indemnification.

b)	Effective Date. The Severance Agreement shall become effective immediately after both parties hereto have signed the Severance Agreement (“the Effective Date”).

c)
Release of Claims by the Employee.As a material inducement to the Company to enter into the Severance Agreement, the Employee hereby irrevocably releases the Company and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates) of the Company, and all persons acting by, through, under or in concert with them, including without limitation, M. Christine Jacobs, Bruce Smith, Otis W. Brawley, M.D., Orwin L. Carter, Ph. D., Earnest W. Deavenport, Jr., Patrick L. Flinn, John V. Herndon, Peter A.A. Saunders F.R.S.A., Philip A. Incarnati, Richard H. Miller, Eliot W. Robinson, Powell Goldstein LLP and its partners, members and employees, Edward J. Hardin, and Rogers & Hardin LLP and its partners, members and employees (collectively, the “Releasees”), from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, any claim of breach of fiduciary duty, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Company’s right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation:

(1)	Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991 (race, color, religion, sex, and national origin discrimination);
(2)	the Employee Retirement Income Security Act (“ERISA”);
(3)	42 U.S.C. § 1981 (discrimination);
(4)	Section 806 of the Sarbanes-Oxley Act, 18 U.S.C. Section 1514A;
(5)	the Americans with Disabilities Act (disability discrimination);
(6)	the Age Discrimination in Employment Act;
(7)	the Older Workers Benefit Protection Act;
(8)	the Equal Pay Act;
(9)	Executive Order 11246 (race, color, religion, sex, and national origin discrimination);
(10)	Executive Order 11141 (age discrimination);
(11)	Section 503 of the Rehabilitation Act of 1973 (disability discrimination);
(12)	the Family and Medical Leave Act;
(13)	the Consolidated Omnibus Budget Reconciliation Act (“COBRA”);
(14)	the Occupational Safety and Health Act;
(15)	the National Labor Relations Act;
(16)	negligence;
(17)	negligent hiring and/or negligent retention;
(18)	intentional or negligent infliction of emotional distress or outrage;
(19)	defamation;
(20)	interference with employment;
(21)	wrongful discharge;
(22)	invasion of privacy;
(23)	the Georgia AIDS Confidentiality Act;
(24)	Georgia’s Law Regarding Equal Pay, O.C.G.A. § 34-5-1 et seq.;

(25)	the Georgia Equal Employment for Persons with Disabilities Code; or
(26)	violation of any other legal or contractual duty arising under the laws of the State of Georgia or the laws of the United States (“Claim” or “Claims”),

which the Employee now has, or claims to have, or which the Employee at any time heretofore had, or claimed to have, or which the Employee at any time hereinafter may have, or claim to have, against each or any of the Releasees, in each case as to acts or omissions by each or any of the Releasees occurring up to and including the Effective Date. The Employee covenants and agrees not to institute, or participate in any way in anyone else’s actions involved in instituting, any action against any of the Releasees with respect to any Claim released herein, except as required by any subpoena, court order, or other compulsory process. Notwithstanding the foregoing, the Severance Agreement shall not release (1) the payments described specifically in this Severance Agreement, (2) benefits, if any, payable under the terms of the Company’s 401(k) Plan, (3) unpaid claims for benefits, if any, that are payable under the terms of the Company’s Group Health Insurance Plans, (4) benefits, if any, payable from the Company's Insured Security Option Plan, (5) the right to any shares payable to Employee, if any, under the terms of the Company's Employee Stock Purchase Plan, (6) rights to COBRA continuation coverage as to any Company-provided medical, dental or vision plan in which Employee participated during her employment, and (7) rights to indemnification under the Company’s Articles of Incorporation (as amended) or the Directors and Officers Indemnification Agreement.

d)
Release of Claims by the Company. The Company hereby irrevocably releases the Employee from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, any claim of breach of fiduciary duty, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort or violation of any other legal or contractual duty arising under the laws of the State of Georgia or the laws of the United States (“Claim” or “Claims”), which the Company now has, or claims to have, or which the Company at any time heretofore had, or claimed to have, or which the Company at any time hereinafter may have, or claim to have, against the Employee, in each case as to acts or omissions by the Employee occurring up to and including the Effective Date. The Company covenants and agrees not to institute, or participate in any way in any action against the Employee with respect to any Claim released herein, except as required by any subpoena, court order, or other compulsory process. Notwithstanding the foregoing, the Severance Agreement shall not release any Claims based on any rights, duties or obligations reflected in or deriving from sections 1, 5 through 9, and 11 thereof of the Amended Employment Agreement, as described in Section 3(a) above.

e)
Employee’s Warranty of No Wrongful Acts. As a material inducement to the Company to release its Claims against the Employee, the Employee represents and warrants that she has committed no wrongful acts with respect to the Company, and that no wrongful acts have been committed with respect to the Company at her direction, to her knowledge, or with her assent (either explicit or implicit). For purposes of this subsection, “wrongful acts” include, but are not limited to, violations of any state, federal or local law, regulation, or ordinance, actions that could give rise to civil or criminal liability of the Company or of any Releasee, and conduct that breaches any legal duty owed by the Employee to the Company. The Employee hereby agrees that a breach of the foregoing representations and warranties shall render the Release of Claims by the Company (Section 4(d)) and the Covenant Not to Sue to the extent given by the Company (Section 4(f)) voidable at the election of the Company only with respect to any such alleged wrongful act, and shall enable the Company to pursue any claims against the Employee that it may have only with respect to any such alleged wrongful act.

f)
Covenant Not to Sue. Except as necessary to enforce the terms of this Severance Agreement, Employee covenants and agrees not to sue or otherwise assert a claim against the Company or the Releasees concerning any of the Claims released by the Employee pursuant to Section 4(c), including, without limitation, any matters arising out of the Employee’s employment with the Company. Except as necessary to enforce the terms of this Severance Agreement or the provisions of the Amended Employment Agreement specified in Section 3(a) above, the Company covenants and agrees not to sue or otherwise assert a claim against the Employee concerning any of the Claims released by the Company pursuant to Section 4(d), including, without limitation, any matters arising out of the Employee’s employment with the Company. In the event that any party hereto sues another or Employee sues a Releasee concerning any of the Claims released by this Severance Agreement, the party bringing suit shall (i) provide to the other parties or Releasee, as applicable, at least ten (10) days prior to filing suit, written notice of such suit or proceeding and a copy of the Complaint or other document by which such lawsuit is to be initiated; (ii) file the Complaint or other legal document by which the suit is commenced only in the United States District Court for the Northern District of Georgia or, if such Court does not have subject-matter jurisdiction, then in the Superior Court of Fulton County, Georgia, as the parties consent to personal jurisdiction in that county; and (iii) hold the sued party or Releasee, as applicable, harmless from any claim asserted in such lawsuit and indemnify the sued party or Releasee, as applicable, from all costs and expenses, including attorneys’ fees, arising from the defense of such claim. In the event that said suit is brought by the Employee, Employee shall be obligated to repay to the Company all of the amounts paid to Employee pursuant to Section 2, unless any suit is solely brought under the ADEA. Further, should any party sue or otherwise assert a claim against any of the other parties or Releasees, as applicable, the party suing agrees that injunctive relief is available to the parties or Releasees sued in addition to the legal relief described above and that any obligations under Section 2 shall cease.

g)
Representation of No Pending Actions. The Employee warrants and represents that she has not filed any administrative action or claim against the Company or the Releasees with any local, state or federal agency. The Company warrants and represents that it has not filed any administrative action or claim against Employee with any local, state or federal agency. The Employee and the Company further warrant and represent that they are not plaintiffs in any law suit or any other action filed in any jurisdiction against the

Company or any other party or Releasee. If any of the warranties and representations of the Employee in this Section 4(g) is inaccurate in any respect as of the date made, the Company shall be excused from its obligations under Sections 2 and 4 of this Agreement. If any of the warranties and representations of the Company in this Section 4(g) are inaccurate in any respect as of the date made, the Employee shall be excused from her obligations under Section 4 of this Agreement. Further, the parties or Releasees, as applicable, shall be indemnified and held harmless by the breaching party for any breach of the warranties and representations contained in this Section, and shall be entitled to recover from the breaching party all costs and expenses incurred as a result of that breach of the warranty and representation contained in this Section, and all costs and expenses incurred in defending any breaching legal or administrative proceeding in which the Company or any other party or Releasee is named. Costs and expenses, for purposes of this Section, shall include, but not be limited to, attorneys’ fees and other legal costs.

5)	No Disparagement.

a)
By the Employee. The Employee further agrees that, as part of the consideration for the Severance Agreement, and for a period of five (5) years from the Effective Date, she will not, directly or indirectly, in any capacity or manner, make, cause, encourage or assist to be made any statements, comments or remarks, whether oral, verbal, in writing, or electronically transmitted, which might reasonably be considered to be derogatory, defamatory or critical of, or negative towards, or to malign, harm, defame, disparage or damage the reputation and good name of the Company, its subsidiaries or affiliates, their respective officers, directors, agents or employees, or the Releasees. Provided, however, that if the Employee is required by any applicable law, regulation, statute, subpoena, court order, or other compulsory process to disclose information related to her Employment with the Company, such disclosure of truthful information shall not constitute a breach of this section or of the Severance Agreement.

b)
By the Company. The Company further agrees that, as part of the consideration for the Severance Agreement, and for a period of five (5) years from the Effective Date, the members of the Board of Directors, and all Company officers covered by Section 16(a) of the Securities Exchange Act of 1934, as amended, will not, directly or indirectly, in any capacity or manner, make, cause, encourage or assist to be made any statements, comments or remarks, whether oral, verbal, in writing or electronically transmitted, which might reasonably be considered to be derogatory, defamatory or critical of, or negative towards, or to malign, harm, defame or damage the reputation and good name of the Employee, nor will they authorize, condone, or encourage any such disparagement from others. The Company will advise the members of the Board of Directors, all Company officers covered by Section 16(a) of the Securities Exchange Act of 1934, as amended, and all employees of the Company who reported directly to the Employee (collectively, the “Persons to be Advised”), that a non-disparagement agreement is in effect, and will use reasonable efforts to enforce compliance with this agreement. The Company shall also direct the Persons to be Advised not to make, cause, encourage or assist to be made any statements, comments, or remarks, whether oral, verbal, in writing or electronically transmitted, which might reasonably be considered to be derogatory, defamatory, or critical of, or negative towards, or to malign, harm, defame or damage the reputation and good name of the Employee. Notwithstanding the foregoing agreement, the parties hereto recognize and acknowledge that the Company will not be liable for unauthorized remarks by individuals employed by or otherwise associated with the Company, other than the members of the Board of Directors and the Company officers covered by Section 16(a) of the Securities Exchange Act of 1934, as amended. Provided, however, that if the Company, the Releasees, or the CEO are required by any applicable law, regulation, statute, subpoena, court order, or other compulsory process to disclose information related to the Employee’s employment, such disclosure of truthful information shall not constitute a breach of the Severance Agreement. Moreover, this subsection 5(b) shall not apply to any communications (1) between the Company and its independent public auditors; (2) necessary to comply fully with all applicable requirements and policies of federal and state laws, stock exchange rules, and the rules and regulations of the Securities and Exchange Commission and other federal and state agencies; (3) necessary to cooperate fully with any investigation or request for information from any state or federal governmental agency, stock exchange, or regulatory organization; (4) necessary in the course of preparing and filing appropriate tax returns or dealing with federal or state taxing authorities; (5) necessary in the performance of personal or business financial planning; (6) necessary in connection with any party hereto or any Releasee obtaining advice from counsel; or (7) made in connection with any judicial or administrative proceeding or arbitration with respect to which such communications are relevant.

6)	Third-Party Beneficiaries.

a)
The Employee and the Company hereby acknowledge and agree that the Releasees described above are intended third-party beneficiaries for the purpose of providing them, and each of them, with enforceable rights under Sections 4(c), 4(f), and 5(a) hereunder.

7)	No Admission; No Further Uses.

a)
The Employee and the Company acknowledge and agree that the Severance Agreement is the result of a compromise and shall never at any time or for any purpose be construed as an admission by any party to the Severance Agreement of any wrongdoing or any liability or responsibility to the other party to the Severance Agreement (or to any other person), and each of the parties to the Severance Agreement specifically and vigorously disclaims any wrongdoing or any liability or responsibility to the other party to the Severance Agreement (or to any other person). The Severance Agreement shall not be used in any legal proceeding or for any purpose except to enforce the provisions hereof or as otherwise required by applicable law. All negotiations, proceedings and statements made in connection herewith shall be made without prejudice to any party hereto and shall not be deemed or construed to be admissions by any party of any act, omission, matter or proposition.

8)	No Additional Reliance.

a)
The Employee and the Company acknowledge and agree that, in executing the Severance Agreement, they did not rely upon and have not relied upon any representations or statements not expressly a part hereof that have been made by the other party to the Severance Agreement or by the agents, representatives or attorneys of the other party hereto with regard to the subject matter, basis or effect hereof. Without limiting the general applicability of the foregoing statement, the parties expressly acknowledge that the Company has made no representation regarding the tax effect of any payment or other benefit conferred hereunder.

9)	No Assignments.

a)
Each of the parties hereto represents that such party has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein, and agrees to indemnify, defend and hold the other party hereto harmless from any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer, of any Claims or any portion thereof or interest therein.

10)	Further Assurances.

a)
Each party hereto covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions, including, without limitation, any and all resignations, substitutions, and designations as may be necessary and appropriate to carry out the intent and purposes of the Severance Agreement and to consummate the transactions contemplated hereby.

11)	Binding Effect.

a)
The Severance Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective heirs, personal representatives, administrators, successors and assigns, as the case may be.

12)	No Waiver.

a)
Failure by either party to insist upon strict compliance with any term of the Severance Agreement shall not be construed as a waiver thereof or of any right or remedy resulting from any breach of the Severance Agreement.

13)	Governing Law.

a)	The Severance Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without giving effect to any principles of conflicts of laws.

14)	Specific Performance; Attorneys’ Fees.

a)
The Severance Agreement may be specifically enforced, and injunctive relief may be granted to prevent a breach of the Severance Agreement since there is no adequate remedy at law. The prevailing party in any proceeding brought to obtain specific performance or injunctive relief pursuant to this Severance Agreement shall be entitled to an award of its reasonable costs and expenses, including, without limitation, attorneys’ fees.

15)	Severability.

a)
Except for Section 4(c) should any part, term or provision of the Severance Agreement be declared or determined by any court to be illegal, invalid or otherwise unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions hereof shall be deemed not to be affected, and the Severance Agreement shall be interpreted and enforced as if such illegal, invalid or unenforceable part, term or provision, to the extent possible, is not contained herein. If Section 4(c) is declared illegal, invalid or otherwise unenforceable, the Company may, at its option, declare this entire Severance Agreement null and void.

16)	Construction.

a)
As used in the Severance Agreement, the masculine shall include the feminine or neuter gender, and the singular shall include the plural, whenever the context so indicates or requires. Both parties acknowledge and agree that they participated jointly in the negotiation and drafting of this Agreement and the rule of construction that ambiguities are construed against the drafter is hereby waived.

17)	No Release from Future Actions or Inactions.

a)
Nothing contained herein shall be construed as a release by either of the parties hereto of, or an agreement by either of the parties hereto not to sue on any claims, manner of actions, causes of action, whether at law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes (including attorneys’ fees and costs) arising out of any act, omission, matter, cause, conduct, claim, event or thing whatsoever which may occur after the Effective Date of this Severance Agreement to the end of time.

18)	Entire Agreement.

a)
The Severance Agreement, including those provisions of the Amended Employment Agreement incorporated herein by Section 3(a) above, sets forth the complete and exclusive statement of the terms of the agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

19)	Amendment.

a)	The Severance Agreement may not be modified, amended, supplemented, or terminated except by a written instrument executed by the parties hereto.

20)	Notice.

b)
All notices, requests, demands, and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, postage prepaid, to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

If to the Company:     Theragenics Corporation
5203 Bristol Industrial Way
Buford, Georgia 30518
Attn: Chief Executive Officer

and

Richard H. Miller
Powell Goldstein LLP
One Atlantic Center - Fourteenth Floor
1201 West Peachtree Street, NW
Atlanta, GA 30309-3488

If to the Employee:     Tracy Culver Caswell
604 Dalmore Drive
Duluth, GA  30097

and

Walter E. Jospin
Elizabeth Noe
Paul, Hastings, Janofsky & Walker LLP
600 Peachtree Street, N.E.
Suite 2400
Atlanta, GA 30308

Notices shall be deemed to be effective upon delivery, or in the case of notice by mail, receipt of the notice, in each case by either the party to be notified or a designated attorney for that party. Each party has the right to rely upon the foregoing addresses and designated attorneys unless and until notified in writing by the other party of a change.

21)	Counterparts.

a)
The Severance Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall be deemed to be one and the same Severance Agreement. Executed counterparts may be delivered via facsimile transmission.

22)	Arbitration.

a)
Any controversy or claim arising out of or relating to the Severance Agreement, or the breach thereof, shall be adjudicated through binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) in Atlanta, Georgia, with the Company bearing financial responsibility for the filing costs charged by the AAA for such arbitration. However, the provisions of this section will not prevent the Company or the Employee from instituting an action in a court of law under the Severance Agreement for specific performance of the Severance Agreement or temporary or permanent injunctive relief. The parties hereto agree that the exclusive venue for any such lawsuit will be in the United States District Court for the Northern District of Georgia or, if such Court does not have subject-matter jurisdiction, then in the Superior Court of Fulton County, Georgia, and the Company and the Employee consent to the exercise of personal jurisdiction by either court for purposes of such lawsuit.

b)
Any party who desires to submit a claim to arbitration in accordance with this Section shall file its demand for arbitration with the AAA within thirty (30) days of the event or incident giving rise to the claim. A copy of said demand shall be served on the other party in accordance with the notice provisions of the Severance Agreement. The parties agree that they shall attempt in good faith to select an arbitrator by mutual agreement within twenty (20) days after the responding party’s receipt of the demand for arbitration. If the parties do not agree on the selection of an arbitrator within that timeframe, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by the AAA. If the Employee (or the Employee’s estate in the event of her death) prevails in the dispute, the Company will pay and be financially responsible for all costs, expenses, and reasonable attorneys’ fees incurred by the Employee in connection with the dispute, including but not limited to the reasonable expenses of the arbitrator incurred by the Employee. Any award rendered by the arbitrator shall be accompanied by a written opinion providing the reasons for the award. The arbitrator’s award shall be final and non-appealable. Nothing in this Section shall prevent the parties from settling any dispute or controversy by mutual agreement at any time.

23)	Participation in Negotiations.

EACH OF THE UNDERSIGNED PARTIES ACKNOWLEDGES AND AGREES THAT SUCH PARTY HAS PARTICIPATED IN THE NEGOTIATION OF AND CAREFULLY READ EACH OF THE TERMS AND PROVISIONS OF THIS SEVERANCE AGREEMENT AND UNDERSTANDS ITS CONTENTS, AND THAT SUCH PARTY EXECUTED THIS SEVERANCE AGREEMENT AS SUCH PARTY’S OWN FREE ACT AND DEED.

(Signatures On Next Page)

THERAGENICS CORPORATION

By:
Title:

Tracy Culver Caswell

EXHIBIT A

1.	The Employee (the “Recipient”) must deliver to the Company, within ten (10) days after written notification from the Company as to the amount of the tax withholding that is due, either(i) cash, or (ii) a certified check payable to the Company, in the amount of all tax withholding obligations imposed on the Company by reason of the vesting of the Shares, or (iii) by tendering a number of whole shares of Common Stock of the Company (“Common Stock”) which, when multiplied by the Fair Market Value (determined in accordance with the Company’s 2000 Stock Incentive Plan) of the Common Stock on the vesting date, is sufficient to satisfy the minimum amount of the required tax withholding obligations imposed on the Company (the “Stock Tendering Election”); provided, however, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may in its sole discretion, disapprove and give no effect to the Stock Tendering Election by giving written notice to the Recipient within ten (10) days after receipt of the Stock Tendering Election, in which event the Recipient must deliver, within ten (10) days after receiving such notice, the tax withholding in the manner provided in clause (i) or (ii). If the Recipient does not timely satisfy payment of the tax withholding obligation, the Recipient will forfeit the Shares.

2.	In lieu of paying the tax withholding obligation as described in Paragraph 1, the Recipient may elect to have the actual number of Shares reduced by the number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the vesting date, is sufficient to satisfy the minimum amount of the required tax obligations imposed on the Company by reason of the vesting of the Shares (the “Withholding Election”). Recipient may make a Withholding Election only if all of the following conditions are met:-

        (i)    the Withholding Election must be made within ten (10) days after the Recipient receives written notification from the Company as to the amount of the tax withholding that is due (the “Tax Notice Date”), by executing and delivering to the Company a properly completed Notice of Withholding Election, in the form provided by the Company; and

        (ii)    any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding
Election, by giving written notice to the Recipient no later than ten (10) days after the Company’s receipt of the Notice of Withholding Election, in which event the Recipient must deliver to the Company, within ten (10) days after receiving such notice, the amount of the tax withholding pursuant to Paragraph 1.

3.	The Restricted Stock Rights are subject to the terms of the Company’s 2000 Stock Incentive Plan.

EXHIBIT B

SCHEDULE OF SHARES OF COMMON STOCK TO BE ISSUED
PURSUANT TO PERFORMANCE RESTRICTED STOCK RIGHTS

A.
The number of shares of Common Stock of the Company (“Common Stock”) to be issued to the Employee (the “Recipient”) for each Performance Restricted Stock Right will be determined pursuant to the following schedule, but the resulting number will be multiplied by a fraction, the numerator of which is 492 (the number of days of the Recipient’s employment by the Company and its Affiliates from January 1, 2004, through the date the Employee resigned from the Company, and the denominator of which is 1096 (the number of days from and including January 1, 2004 through December 31, 2006). Fractional shares will be disregarded and will not be issued.

Company Total Shareholder Return Peer Percentile Raking	Number of Shares of Performance Common Stock to be issued for each Restricted Stock Right
> 85th ≥ 75th to < 85 th ≥ 50th to < 75 th < 30th to < 50th	2 * 1.5 * 1 * 0.30

*   Plus a number of shares of Common Stock for each Performance Restricted Stock Right determined by interpolation for Company Total Shareholder Return Peer Percentile Ranking that falls between 30th and 50th, 50th and 75th, or 75th and 85th. (For example, a Company Total Shareholder Return Peer Percentile Ranking of 40th would result in 0.65 of one share of Common Stock to be issued for each Restricted Stock Right.)

B.
“Company Total Shareholder Return Peer Percentile” shall mean the percentile ranking of the Company’s total shareholder return for the period beginning January 1, 2004, and ending December 31, 2006, as compared to the total shareholder return (where publicly available) for each of the following peer companies: ArQule, Inc., Cell Genesys, Inc., Corixa Corporation, Digene Corporation, Oscient Pharmaceuticals Corporation, Hybridon, Inc., Ilex Oncology, Inc., Medarex, Inc., Mentor Corporation, Myriad Genetics, Inc., Neogen Corporation, North American Scientific, Inc., Novoste Corporation, Nuvelo, Inc., OSI Pharmaceuticals, Inc., Protein Design Labs, Inc., Quidel Corporation, Synovis Life Technologies, Inc., Third Wave Technologies, Inc., Transkaryotic Therapies, Inc., Xoma Ltd., Zymogenetics, Inc. In the event that any of the above companies ceases to exist, shall cease to be a peer company (as determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”) in its sole discretion), or shall be merged into another company, the Committee may make such adjustment to the list of peer companies as it determines in its sole discretion to be appropriate. Total shareholder return will be determined using a consistent methodology determined in the sole discretion of the Committee.

C.
Notwithstanding any other provision of this Schedule, if a Change in Control occurs before December 31, 2006, then 492/1096 of one share of Common Stock will be issuable as of the date of the Change of Control for each Performance Restricted Stock Right and the Performance Restricted Stock Rights will terminate as of such date. Fractional shares will be disregarded and will not be issued.

D.	“Change in Control” means any one of the following events which occurs following the date of grant:

        (1)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (1), the following acquisitions shall not be deemed to result in a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (3) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty-five percent (35%) or more of the Outstanding Company Voting Securities; or

        (2)    individuals who as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

        (3)    the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (4)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred by reason of any actions or events in which the Recipient participates.
.
E.	A share certificate shall be issued as soon as reasonably practicable after the Company determines the number of shares to be issued, subject to Section G below.

F.
If the Company declares a dividend (other than a stock dividend) payable to shareholders of Common Stock and if the dividend is payable to shareholders of record before a share certificate for Common Stock has been issued hereunder, the number of Performance Restricted Stock Rights shall be increased by a number equal to the amount of the dividend per share, multiplied by the number of Performance Restricted Stock Rights (before adjustment), divided by the Fair Market Value per share of Common Stock as of the dividend declaration date.

G.    (a)    The Recipient must deliver to the Company, within ten (10) days after written notification from the Company as to the amount of the tax withholding that is due, either (i) cash, or (ii) a certified check payable to the Company, in the amount of all tax withholding obligations imposed on the Company by reason of the earning of the shares of Common Stock issuable hereunder, except as provided in Section G(b), or (iii) by tendering a number of whole shares of Common Stock which, when multiplied by the Fair Market Value (as defined in the Company’s 2000 Stock Incentive Plan) of the Common Stock on the date the Common Stock is issuable to the Recipient, is sufficient to satisfy the minimum amount of the required tax withholding obligations imposed on the Company (the “Stock Tendering Election”); provided, however, the Compensation Committee may in its sole discretion, disapprove and give no effect to the Stock Tendering Election by giving written notice to the Recipient within ten (10) days after receipt of the Stock Tendering Election, in which event the Recipient must deliver, within ten (10) days after receiving such notice, the tax withholding in the manner provided in clause (i) or (ii). If the Recipient does not timely satisfy payment of the tax withholding obligation, the Recipient will forfeit the Performance Restricted Stock Rights and shares of Common Stock issuable hereunder.

        (b)    In lieu of paying the tax withholding obligation as described in Section G(a), Recipient may elect to have the actual number of shares of Common Stock issuable hereunder reduced by the number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the date the Common Stock is issuable to the Recipient, is sufficient to satisfy the minimum amount of the required tax obligations imposed on the Company by reason of the earning of the shares (the “Withholding Election”). Recipient may make a Withholding Election only if all of the following conditions are met:

                 (i)    the Withholding Election must be made within ten (10) days after the Recipient receives written notification from the Company as to the amount of the tax withholding that is due (the “Tax Notice Date”), by executing and delivering to the Company a properly completed Notice of Withholding Election, in the form provided by the Company; and

              (ii)    any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any
Withholding Election, by giving written notice to the Recipient no later than ten (10) days after the Company’s receipt of the Notice of Withholding Election, in which event the Recipient must deliver to the Company, within ten (10) days after receiving such notice, the amount of the tax withholding pursuant to Section G(a).

H.	The Performance Restricted Stock Rights are subject to the terms of the Company’s 2000 Stock Incentive Plan.

EXHIBIT C

SCHEDULE OF SHARES OF COMMON STOCK TO BE ISSUED
PURSUANT TO PERFORMANCE RESTRICTED STOCK RIGHTS

A.
The number of shares of Common Stock of the Company (“Common Stock”) to be issued to the Employee (the “Recipient”) for each Performance Restricted Stock Right will be determined pursuant to the following schedule, but the resulting number will be multiplied by a fraction, the numerator of which is 126 (the number of days of the Recipient’s employment by the Company and its Affiliates from January 1, 2005, through the date the Employee resigned from the Company, and the denominator of which is 1095 (the number of days from and including January 1, 2005 through December 31, 2007). Fractional shares will be disregarded and will not be issued.

Company Total Shareholder Return Peer Percentile Raking	Number of Shares of Performance Common Stock to be issued for each Restricted Stock Right
> 85th ≥ 75th to < 85 th ≥ 50th to < 75 th < 30th to < 50th	2 * 1.5 * 1 * 0.30

* Plus a number of shares of Common Stock for each Performance Restricted Stock Right determined by interpolation for Company Total Shareholder Return Peer Percentile Ranking that falls between 30th and 50th, 50th and 75th, or 75th and 85th. (For example, a Company Total Shareholder Return Peer Percentile Ranking of 40th would result in 0.65 of one share of Common Stock to be issued for each Restricted Stock Right.)

B.
“Company Total Shareholder Return Peer Percentile” shall mean the percentile ranking of the Company’s total shareholder return for the period beginning January 1, 2005, and ending December 31, 2007, as compared to the total shareholder return (where publicly available) for each of the following peer companies: ArQule, Inc., Cell Genesys, Inc., Corixa Corporation, Digene Corporation, Oscient Pharmaceuticals Corporation, Hybridon, Inc., Ilex Oncology, Inc., Medarex, Inc., Mentor Corporation, Myriad Genetics, Inc., Neogen Corporation, North American Scientific, Inc., Novoste Corporation, Nuvelo, Inc., OSI Pharmaceuticals, Inc., Protein Design Labs, Inc., Quidel Corporation, Synovis Life Technologies, Inc., Third Wave Technologies, Inc., Transkaryotic Therapies, Inc., Xoma Ltd., Zymogenetics, Inc. In the event that any of the above companies ceases to exist, shall cease to be a peer company (as determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”) in its sole discretion), or shall be merged into another company, the Committee may make such adjustment to the list of peer companies as it determines in its sole discretion to be appropriate. Total shareholder return will be determined using a consistent methodology determined in the sole discretion of the Committee.

C.
Notwithstanding any other provision of this Schedule, if a Change in Control occurs before December 31, 2007, then 126/1095 of one share of Common Stock will be issuable as of the date of the Change of Control for each Performance Restricted Stock Right and the Performance Restricted Stock Rights will terminate as of such date. Fractional shares will be disregarded and will not be issued.

D.	“Change in Control” means any one of the following events which occurs following the date of grant:

        (1)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (1), the following acquisitions shall not be deemed to result in a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (3) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty-five percent (35%) or more of the Outstanding Company Voting Securities; or

        (2)    individuals who as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

        (3)    the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (4)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred by reason of any actions or events in which the Recipient participates.

E.	A share certificate shall be issued as soon as reasonably practicable after the Company determines the number of shares to be issued, subject to Section G below.

F.
If the Company declares a dividend (other than a stock dividend) payable to shareholders of Common Stock and if the dividend is payable to shareholders of record before a share certificate for Common Stock has been issued hereunder, the number of Performance Restricted Stock Rights shall be increased by a number equal to the amount of the dividend per share, multiplied by the number of Performance Restricted Stock Rights (before adjustment), divided by the Fair Market Value per share of Common Stock as of the dividend declaration date.

G.    (a)    The Recipient must deliver to the Company, within ten (10) days after written notification from the Company as to the amount of the tax withholding that is due, either (i) cash, or (ii) a certified check payable to the Company, in the amount of all tax withholding obligations imposed on the Company by reason of the earning of the shares of Common Stock issuable hereunder, except as provided in Section G(b), or (iii) by tendering a number of whole shares of Common Stock which, when multiplied by the Fair Market Value (as defined in the Company’s 2000 Stock Incentive Plan) of the Common Stock on the date the Common Stock is issuable to the Recipient, is sufficient to satisfy the minimum amount of the required tax withholding obligations imposed on the Company (the “Stock Tendering Election”); provided, however, the Compensation Committee may in its sole discretion, disapprove and give no effect to the Stock Tendering Election by giving written notice to the Recipient within ten (10) days after receipt of the Stock Tendering Election, in which event the Recipient must deliver, within ten (10) days after receiving such notice, the tax withholding in the manner provided in clause (i) or (ii). If the Recipient does not timely satisfy payment of the tax withholding obligation, the Recipient will forfeit the Performance Restricted Stock Rights and shares of Common Stock issuable hereunder.

        (b)    In lieu of paying the tax withholding obligation as described in Section G(a), Recipient may elect to have the actual number of shares of Common Stock issuable hereunder reduced by the number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the date the Common Stock is issuable to the Recipient, is sufficient to satisfy the minimum amount of the required tax obligations imposed on the Company by reason of the earning of the shares (the “Withholding Election”). Recipient may make a Withholding Election only if all of the following conditions are met:

                (i)    the Withholding Election must be made within ten (10) days after the Recipient receives written notification from the Company as to the amount of the tax withholding that is due (the “Tax Notice Date”), by executing and delivering to the Company a properly completed Notice of Withholding Election, in the form provided by the Company; and

                (ii)    any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any
Withholding Election, by giving written notice to the Recipient no later than ten (10) days after the Company’s receipt of the Notice of Withholding Election, in which event the Recipient must deliver to the Company, within ten (10) days after receiving such notice, the amount of the tax withholding pursuant to Section G(a).

H.	The Performance Restricted Stock Rights are subject to the terms of the Company’s 2000 Stock Incentive Plan.